SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Second Amendment to Revolving Credit Agreement made this 10th day of October 1998, among HACH COMPANY, a Delaware corporation, and HACH EUROPE S.A./N.V., A Belgian limited liability company (collectively the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION f/k/a COLORADO NATIONAL BANK ("Lender").

Whereas, the parties have heretofore entered into that certain Revolving Credit Agreement dated as of July 7, 1997, as amended by the First Amendment dated 20th day of February, 1998 (collectively the "Agreement"); and

Whereas, the parties desire to amend the Agreement as hereinafter provided.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

     1. The introductory paragraph of Section 3.3(b) is amended in its entirety to read as follows:

          (b) Selection of Interest Periods. The Borrower shall select an interest period (each, an "Interest Period") to be applicable to each Eurodollar Loan, pursuant to the applicable notice of Borrowing or Notice of Conversion/Continuation, as the case may be, which Interest Period shall be, at the Borrower's option, a 30-, 60-, 90-, 180- or 360-day period; provided, that all of the following shall be satisfied with respect thereto:

     2.   Section 8.6(f) is amended in its entirety to read as follows:

          (f)  Indebtedness   related  to  Capitalized   Leases   providing  for
               aggregate outstanding liabilities of not more than $5,000,000;

     3.   Section 8.7(e) is amended in its entirety to read as follows:

     4. Unless otherwise provided herein, the defined terms shall have their ascribed meanings as provided in the Agreement.

     5.   This Amendment may be executed in counterparts.

     6. The Agreement, as amended hereby, and the Note is hereby ratified and confirmed between parties.

In  witness  whereof,   the  parties  have  executed  this  First  Amendment  to
Warehousing Credit and Security Agreement as of the day and year first-above written.

COMPANY:

HACH EUROPE S.A./N.V.,
a Belgian limited liability company

By: /s/ Bruce J. Hach
    ----------------------------------------------------
    Bruce J. Hach, President and Chief Executive Officer

HACH COMPANY

By: /s/ Bruce J. Hach
    ----------------------------------------------------
    Bruce J. Hach, President and Chief Executive Officer


LENDER:

U.S. BANK NATIONAL ASSOCIATION
f/n/a COLORADO NATIONAL BANK

By: /s/ Brian T. McKinney
    ---------------------------------
    Brian T. McKinney, Vice President